EXHIBIT 5.1

                          ROGERS & WELLS LLP
                            200 Park Avenue
                       New York, New York 10166
                            (212) 878-8000
                          FAX (212) 878-8375


LONDON                     WASHINGTON, D.C.                   FRANKFURT
PARIS                          NEW YORK                       HONG KONG

April 13, 1998
<R/>
BY EDGAR



Pepsi-Cola Puerto Rico Bottling Company
Carretera #865, Km 0.4
Barrio Candelaria Arenas
Toa Baja, Puerto Rico  00949

Dear Sirs:

We have acted as counsel to Pepsi-Cola Puerto Rico Bottling Company, a corporation organized under the laws of the State of Delaware (the "Company"). We have participated in the preparation of the Company's registration statement on Form S-3, as amended (the "Registration Statement") relating to the registration of 7,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Shares") of the Company beneficially owned by the Selling Security Holders.

We have examined such corporate records and documents relating to the Company and such questions of law as we have considered relevant and necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement and to be sold by the Selling Security Holders are duly authorized shares of Class B Common Stock, and when sold, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ ROGERS & WELLS LLP